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                                                                    EXHIBIT 16.1

November 3, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir:

We have read Item 4 included in the Form 8-K dated October 29, 1998 of APACHE Medical Systems, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Washington, D.C.
cc: Mr. Peter Gladkin, CEO, APACHE Medical Systems, Inc.